As filed with the Securities and Exchange Commission on November 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COTY INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3823358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Coty Inc. Equity and Long-Term Incentive Plan

(Full title of the plan)

Greerson G. McMullen

Chief Legal Officer, General Counsel and Secretary

Coty Inc.

350 Fifth Avenue

New York, New York 10118

(Name and address of agent for service)

(212) 389-7300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A Common Stock, par value $0.01 per share	50,000,000	$22.11	$1,105,500,000	$128,130

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) that become issuable under the Coty Inc. Equity and Long-Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant’s outstanding shares of Class A Common Stock.
(2)	Represents an additional 50,000,000 shares of Class A Common Stock, reserved for issuance pursuant to the Plan. The registrant previously filed registration statement on Form S-8 (No. 333-189276) with respect to shares issuable under the Plan.
(3)	Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(c) and Rule 457(h) of the Securities Act, on the average of the high and low prices for the Class A Common Stock as reported on the New York Stock Exchange on November 7, 2016.

EXPLANATORY NOTE

This registration statement relates solely to the registration of additional securities of the same class as other securities for which registration statement on this form relating to an employee benefit plan are effective. This registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by Coty Inc. (the “registrant” or “Coty”) on June 13, 2013 (Registration No. 333-189276) with respect to the Plan. This registration statement is filed pursuant to General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified by Part I, Items 1 and 2, of Form S-8 have been or will be delivered to participants in the plans covered by this registration statement, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of the registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant hereby incorporates by reference in this registration statement the following documents previously filed with the Commission:

a)	Coty’s Annual Report on Form 10-K for the year ended June 30, 2016;

b)	Coty’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016;

c)	Coty’s Current Reports on Form 8-K filed on July 21, 2016, August 26, 2016, October 3, 2016, October 14, 2016, October 17, 2016 and October 28, 2016 and on the Current Report on Form 8-K/A filed on November 9, 2016; and

d)	The description of Class A Common Stock contained in the registrant’s registration statement on Form 8-A filed with the Commission on June 13, 2013, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this registration statement.

Any statement contained in this registration statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein is inconsistent with or modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Section 102(b)(7) of the DGCL, the registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, as permitted by Section 145 of the DGCL, the registrant’s amended and restated by-laws provide that:

•	The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The registrant will not be obligated pursuant to the amended and restated by-laws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the amended and restated by-laws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the amended and restated by-laws provisions to reduce its indemnification obligations to directors, officers, employees and agents.

•	The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and certain additional procedural protections. The registrant will also maintain directors’ and officers’ insurance to insure such persons against certain liabilities.

•	These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 9, 2016.

COTY INC.

By:	/s/ Patrice de Talhouët
Name: Patrice de Talhouët
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Greerson G. McMullen and Patrice de Talhouët, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of Coty Inc., including any filings pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Coty Inc. to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Camillo Pane	Chief Executive Officer and Director	November 9, 2016
Camillo Pane	(Principal Executive Officer)

/s/ Patrice de Talhouët	Chief Financial Officer	November 9, 2016
Patrice de Talhouët	(Principal Financial Officer)

/s/ Ayesha Zafar	Senior Vice President, Group Controller	November 9, 2016
Ayesha Zafar	(Principal Accounting Officer)

/s/ Lambertus J.H. Becht	Chairman of the Board of Directors	November 9, 2016
Lambertus J.H. Becht

/s/ Joachim Faber	Director	November 9, 2016
Joachim Faber

/s/ Olivier Goudet	Director	November 9, 2016
Olivier Goudet

/s/ Peter Harf	Director	November 9, 2016
Peter Harf

/s/ Paul S. Michaels	Director	November 9, 2016
Paul S. Michaels

/s/ Erhard Schoewel	Director	November 9, 2016
Erhard Schoewel

/s/ Robert Singer	Director	November 9, 2016
Robert Singer

EXHIBIT INDEX

Exhibit No.

3.1	Form of Amended and Restated Certificate of Incorporation of Coty Inc. (previously filed on May 14, 2013 as Exhibit 3.1 to Amendment No. 5 to the registrant’s registration statement on Form S-1)

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Coty Inc. (previously filed on October 3, 2016 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K)

3.3	Amended and Restated By-Laws of Coty Inc. (previously filed on April 24, 2013 as Exhibit 3.2 to Amendment No. 4 to the registrant’s registration statement on Form S-1)

4.1	Coty Inc. Equity and Long-Term Incentive Plan, as amended and restated on November 3, 2016

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Deloitte & Touche LLP (relating to Coty Inc.)

23.2	Consent of Deloitte & Touche LLP (relating to P&G Beauty Brands)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

5